Exhibit 10.11B
AMENDMENT NO.1
TO
EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Employment Agreement is made as of this _26th day of December, 2006 (this “Amendment”), between AVALON PHARMACEUTICALS, INC., a Delaware corporation (“Company”) and DAVID D. MUTH (“Executive”).
     Company and Executive are each sometimes referred to as a “Party,” and are sometimes referred to together as the “Parties.”
Background:
     The Parties entered into a letter of employment on September 12, 2006 (the “Employment Agreement”).
     In consideration of Executive’s continued employment with Company, the Parties want to amend the Employment Agreement on the terms and conditions set forth in this Amendment.
     Now, therefore, in consideration of the foregoing, the Parties agree as follows:
     1. Capitalized terms used in this Amendment without definition, shall have the meanings give those terms in the Employment Agreement.
     2. The first paragraph under the caption “Termination” of the Employment Agreement is amended to read in its entirety as follows:
“Upon termination for any reason, the Company shall pay you within two weeks of such termination, your current base salary earned through the termination date, plus accrued vacation, if any, and other benefits or payments, if any, to which you are entitled as provided in accordance with the terms and conditions of such benefit plan. In the event you are terminated by the Company after the 90-day Introductory Period without “Cause” (as hereinafter defined), or if you terminate your employment with the Company for “Good Reason” (as hereinafter defined), the Company shall (i) immediately vest one half (1/2) of any shares granted to you under the Company’s stock option plans that have not vested as of the date of your termination; (ii) pay you a lump sum severance payment equal to six months of your base salary as in effect at the time of termination (twelve months in the event such termination is without Cause or for Good Reason within eighteen months after a Change in Control (as hereinafter defined)); (iii) provide you with outplacement services; and (iv) reimburse you for premiums you pay for health care insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the same level of coverage that you maintain at the time of your termination, for a period up to six months (twelve months in the event such termination is without Cause or for Good Reason within eighteen months after a

Change in Control) following termination, provided you elect COBRA coverage. The Company’s reimbursement obligation will end immediately if you become eligible to obtain health care insurance from any other employer during the payment period. You shall not be required to mitigate damages by seeking employment elsewhere. If you are terminated with cause, the Company shall pay you only your current base salary earned through the termination date, plus accrued vacation, if any, to which you are entitled as provided in accordance with the terms and conditions of such benefit plan.”
     3. A new paragraph shall be added under the caption “Termination” of the Employment Agreement at the end of such section and shall read in its entirety as follows:
“Should the Company be the subject of a Change in Control, the Company shall immediately vest (i) in the event such Change in Control takes effect prior to the first year anniversary of your Start Date, one-quarter (1/4) of all shares and options granted to you that have not vested as of the date the Change in Control takes effect; (ii) in the event such Change in Control takes effect on or after the first year anniversary of your Start Date and prior to the second year anniversary of your Start Date, one-half (1/2) of all shares and options granted to you that have not vested as of the date the Change in Control takes effect; and (iii) in the event such Change in Control takes effect on or after the second year anniversary of your Start Date, all shares and options granted to you that have not vested as of the date the Change in Control takes effect.”
     4. Except as set forth in this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment to Amended and Restated Employment Agreement as of the date first set forth above.

AVALON PHARMACEUTICALS, INC.
By:	/s/ Kenneth C. Carter
Name:
Title:	CEO and President

EXECUTIVE:
/s/ David D. Muth
David D. Muth

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